Exhibit 10.2

EXECUTION COPY

ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (this “Agreement”) made this 11th day of February, 2011, by and between CPI International, Inc. (f/k/a CPI International Acquisition, Inc., f/k/a Catalyst Holdings, Inc.), a Delaware corporation (“Parent”) and Veritas Capital Fund Management, L.L.C., a Delaware limited liability company (“Advisor”).  Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Amended and Restated Limited Liability Company Agreement of CPI International Holding LLC (f/k/a Catalyst Holdings LLC), a Delaware limited liability company (“Holdings”), dated as of the date hereof, among the parties thereto, as the same may be amended or modified from time to time (the “Holdings LLC Agreement”).

W I T N E S S E T H:

WHEREAS, Parent, Catalyst Acquisition, Inc., a Delaware corporation (“Merger Sub”), and CPI International, Inc., a Delaware corporation (“CPI”), each entered into that certain Merger Agreement, dated as of November 24, 2010 (the “Merger Agreement”), pursuant to which Parent acquired the Company by means of a merger of Merger Sub with and into CPI, with CPI surviving the merger (the “Merger”).

WHEREAS, one or more Affiliates (as defined below) of Advisor are members of Holdings;

WHEREAS, as of the date hereof, Holdings owns, directly or indirectly, all of the outstanding capital stock of Parent;

WHEREAS, Advisor used its expertise to provide substantial financial and structural analysis, due diligence investigations, corporate strategy and other advice and assistance in connection with the transactions contemplated by the Merger Agreement; and

WHEREAS, in connection with and following the consummation of the transactions contemplated by the Merger Agreement, Parent desires to retain Advisor to provide business and organizational strategy, financial and advisory services to Parent and its direct and indirect subsidiaries upon the terms and conditions hereinafter set forth, and Advisor is willing to undertake such obligations.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1.                                       Appointment.  Parent hereby engages Advisor, and Advisor hereby agrees, upon the terms and subject to the conditions set forth herein, to provide certain services to Parent and its direct and indirect subsidiaries as described in Section 3 hereof.

2.                                       Term.

(a)                      Except as otherwise expressly provided in this Agreement, the term of this Agreement (the “Term”) shall be for an initial term commencing on the date hereof and expiring December 31, 2023.  Such term shall be renewed automatically for additional one-year terms thereafter unless (x) Advisor or Parent gives notice in writing to the other party hereto, within thirty days before the expiration of the initial term or any one-year renewal thereof, of its desire to terminate this Agreement or (y) this Agreement is earlier terminated pursuant to Section 2(c).

(b)                     The provisions of this Section 2, Section 5, and Sections 7 through 17 shall survive the termination of this Agreement and, subject to the terms and conditions of this Agreement, termination shall not impair the right of any party (a) to any Advisory Fees or Transaction Fees earned prior to such termination to the extent such fees are not paid in full prior to such termination or (b) to reimbursement of Expenses to the extent incurred in accordance with this Agreement prior to such termination and not reimbursed in full prior to such termination.

(c)                      Notwithstanding anything to the contrary in this Agreement, immediately prior to the consummation of a Change of Control or an IPO, Parent may terminate this Agreement by:

(1)                      giving notice in writing to Advisor of Parent’s desire to terminate this Agreement and

(2)                      paying (or causing to be paid) in cash to Advisor, (a) all unpaid Advisory Fees due to Advisor pursuant to Section 4(b), (b) all unpaid Transaction Fees due to Advisor pursuant to Section 4(c), (c) all Expenses due to Advisor under Section 4(d) with respect to the performance of Services prior to the termination date, and (d) the net present value (using a discount rate equal to the yield as of such termination date on U.S. Treasury securities of like maturity based on the times such payments would have been due) of the Advisory Fees that would have been payable to Advisor (calculated in accordance with Section 4(b)) with respect to the period from the termination date through December 31, 2023, or, if terminated following December 31, 2023, through the first anniversary of the date hereof occurring after the termination date.

The payments required to be made pursuant to Section 2(c)(2)(d) shall be paid by wire transfer of immediately available funds immediately prior to consummation of a Change of Control or an IPO (or such other date as mutually agreed among the parties to this Agreement) and shall be deemed a termination fee to be paid in lieu of ongoing payment of the Advisory Fees, Transaction Fees and Expenses and the provision of services hereunder and, following the payments required to be made pursuant to the preceding sentence, the obligations of Advisor to provide any services hereunder, and the corresponding obligations of Parent to pay the Advisory Fees, Transaction Fees and Expenses hereunder, shall be terminated, but all other provisions of this Agreement shall continue unaffected.

3.                                       Duties of Advisor.  Advisor shall provide, or cause to be provided, Parent and its direct and indirect subsidiaries with such management, advisory and consulting services for Parent and its direct and indirect subsidiaries as mutually agreed by Advisor and Parent (acting through its board of directors (or equivalent thereof)) (such services, collectively, the “Services”).  The Services may include, without limitation, business and organizational strategy, financial and advisory services.  The fees and other compensation specified in this Agreement will be payable by Parent regardless of the extent of the Services requested by Parent pursuant to this Agreement, and regardless of whether or not Parent requests Advisor to provide any Services.

3.1                                 Exclusions from the Services.  Notwithstanding anything in the foregoing to the contrary, the following services are specifically excluded from the definition of Services:

(a)                      Independent Accounting Services.  Accounting services rendered to Parent or its direct or indirect subsidiaries, or to Advisor with respect to Parent or its direct or indirect subsidiaries, with prior notice and consultation with the management of Parent, by an independent accounting firm or accountant (i.e., an accountant who is not an employee of Advisor or any of its Affiliates);

(b)                     Legal Services.  Legal services rendered to Parent or its direct or indirect subsidiaries, or to Advisor with respect to Parent or its direct or indirect subsidiaries, with prior notice and consultation with the management of Parent, by an independent law firm or attorney (i.e., an attorney who is not an employee of Advisor or any of its Affiliates); and

(c)                      Independent Actuarial Services.  Actuarial services rendered to Parent or its direct or indirect subsidiaries, or to Advisor with respect to Parent or its direct or indirect subsidiaries, with prior notice and consultation with the management of Parent, by an independent actuarial firm or actuary (i.e., an actuary who is not an employee of Advisor or any of its Affiliates).

Nothing herein shall prevent Parent from separately engaging Advisor or any of its Affiliates to provide investment banking or other financial advisory services for additional compensation on terms approved by Parent (acting through its board of directors (or an equivalent thereof)).

3.2                                 Definition of Affiliate.  “Affiliate” shall mean, with respect to any specified individual, corporation, limited liability company, partnership, association, trust or other entity or organization (each, a “Person”), a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person (it being understood that a Person shall be deemed to “control” another Person, for purposes of this definition, if such Person directly or indirectly has the power to direct or cause the direction of the management and policies of such other Person, whether through holding beneficial ownership interests in such other Person, through contracts or otherwise). For the purposes of this Agreement, neither Holdings nor any of its Subsidiaries shall constitute (or be deemed to constitute) an Affiliate of Advisor.

4.                                       Compensation and Reimbursement.

(a)                      Merger Fee.  As consideration for the services provided by Advisor in connection with the Merger and the financing related thereto (which services included, but were not limited to, structural analysis, due diligence investigations, corporate strategy, financial advisory services and corporate structure review) (the “Initial Services”), Parent shall pay in cash to Advisor a transaction fee (the “Merger Fee”) in an aggregate amount equal to $9,000,000, earned and payable on the date hereof concurrently with the Closing.

(b)                     Annual Advisory Fee.  As consideration for providing the Services to Parent and its direct and indirect subsidiaries, subject to Section 2(c), in respect of each fiscal year, including fiscal year 2011, Parent shall pay in cash to Advisor an annual advisory fee (the “Advisory Fee”) in an aggregate amount equal to the greater of (i) $1,000,000 and (ii) 3.0% of Consolidated EBITDA (as defined in the Credit Agreement, as the same may be amended from time to time) for the prior fiscal year (the “Formula Amount”), due and payable in advance on each anniversary of the date hereof or if such date is not a Business Day, the next Business Day (each, a “Payment Date”); provided that for purposes of the calculation and payment of the Advisory Fee due and payable in respect of each fiscal year, (1) Parent shall pay Advisor an amount in cash equal to $1,000,000 on the applicable Payment Date (the “Estimated Payment”) and (2) upon the completion of the preparation of annual consolidated financial statements of Parent in respect of the applicable prior fiscal year, Parent will promptly deliver to Advisor a statement setting forth the actual Advisory Fee payable in respect of such fiscal year taking into account the Consolidated EBITDA for such fiscal year as reflected on such financial statements (the “Actual Amount”) and the amount (if any) by which the Estimated Payment is less than the Actual Amount, and pay Advisor in cash the amount of such shortfall; and provided further that the Payment Date for the Estimated Payment in respect of fiscal year 2011 shall be the date hereof, concurrently with the Closing.  Such payments, to the extent not timely paid (but, for the avoidance of doubt, such payments shall be made to the extent permitted under the Financing Documents), shall accrue interest at the per annum rate of 10.0%, compounded quarterly, from the date due until the date of payment.  For purposes hereof, (x) “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed, and (y) “Financing Documents” means those definitive agreements entered into by Parent, Holdings and/or any of their respective subsidiaries in connection with the Debt Financing (as defined in the Merger Agreement), as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified or refinanced from time to time, including, without limitation, (i) the Credit Agreement, dated as of the date hereof, among Parent, Holding Corp., the subsidiary guarantors signatory thereto, the lenders signatory thereto, UBS Securities LLC, as the sole lead arranger and as the sole lead bookrunner, Bank of the West and GE Capital Financial Inc., as co-documentation agents, KKR Capital Markets LLC, as syndication agent, UBS Loan Finance LLC, as swingline lender, and UBS AG, Stamford Branch, as issuing bank, as administrative agent for the lenders and as collateral agent, (ii) the Indenture, dated as of the date hereof, among Parent, Holding Corp. and The Bank of New York Trust Company, N.A., as Trustee, and (iii) the First Supplemental Indenture, dated as of the date hereof, among Parent and the additional guarantors signatory thereto.

(c)                      Transaction Fees.  In connection with any transaction in which Parent, Holdings or any of their respective direct or indirect subsidiaries may be involved in the future (each, a “Transaction”) (including, without limitation, acquisitions, mergers, sales or dispositions of assets or equity interests, financings (including additional equity investments in Parent, Holdings or any of their respective direct or indirect subsidiaries whether through private placement, primary offerings, secondary offerings or otherwise), full or partial recapitalizations, structural reorganizations (including any divestiture of one or more subsidiaries or operating divisions of Parent, Holdings or any of their respective direct or indirect subsidiaries), reorganization of the equity interests or other ownership structure of Parent, Holdings or any of their respective direct or indirect subsidiaries, liquidity events or any other similar transaction), subject to Section 2(c), Parent shall pay to Advisor concurrently with the consummation of the applicable Transaction an aggregate fee (a “Transaction Fee”) as follows:

(1)                      with respect to any Transaction in the form of a debt and/or equity financing (it being understood that if a series of related Transactions are being effected, only the Transaction(s) that are in the form of a debt and/or equity financing shall be governed by this clause (1) and the other related Transaction(s) shall be governed by clause (2) below, and the references to Transaction Value in clause (1) shall mean the Transaction Value directly resulting from such debt and/or equity financing and the reference to Transaction Value in clause (2) shall mean any remaining Transaction Value directly resulting from the other related Transaction(s) not governed by this clause (1) without duplication of any Transaction Value taken into account for purposes of clause (1)):

(A)                              if Advisor or one of its Affiliates provides debt or equity financing (or any commitment to provide such financing) in connection therewith, a fee in an aggregate amount equal to the greater of (i) $500,000, and 2.0% of the Transaction Value; and

(B)                                if none of Advisor nor any Affiliate of Advisor provides debt or equity financing (or any commitment to provide such financing) in connection therewith, a fee in an aggregate amount equal to the greater of (i) $500,000, and 2.0% of the Transaction Value;

(2)                      with respect to any other form of Transaction, a fee in an aggregate amount equal to the greater of (i) $500,000, and 2.0% of the Transaction Value.

For purposes hereof, “Transaction Value” means the total value of the applicable Transaction, including, without limitation, the aggregate amount of the cash funds and the aggregate value of the other securities or obligations required to complete the Transaction (excluding any fees payable pursuant to this Section 4(c)), including any indebtedness, guarantees, capital stock or similar items issued or made to facilitate, and the amount of any revolving credit or other liquidity facilities or arrangements established in connection with, such Transaction or assumed, refinanced or left outstanding in connection with or immediately following such Transaction (it being understood and agreed that with respect to any Transaction in the form of the issuance or sale of securities of Parent or Holdings or of any direct or indirect subsidiary of Parent or Holdings, the Transaction Value shall be deemed to be the aggregate amount of gross proceeds raised in such Transaction).  For purposes of calculating a Transaction Fee, the value of any securities included in the Transaction Value will be determined by the average of the last sales prices for such securities on the five trading days ending five days prior to the consummation of the applicable Transaction, provided that if such securities do not have an existing public trading market, the value of the securities shall be their fair market value as mutually and reasonably agreed to between Advisor and Parent on the day prior to consummation of such Transaction.

Such payments, to the extent not timely paid (but, for the avoidance of doubt, such payments shall be made to the extent permitted under the Financing Documents), shall accrue interest at the per annum rate of 10.0%, compounded quarterly, from the date due until the date of payment. No Transaction Fee (other than the Merger Fee pursuant to Section 4(a)) shall be payable to Advisor in respect of the Initial Services.

(d)                     Out of Pocket Expenses.  In addition to any fees payable to Advisor pursuant to this Agreement, Parent shall, or shall cause one or more of its Affiliates to, at the direction of such Advisor, pay directly or reimburse such Advisor or any of its Affiliates, from time to time upon request, for any Expenses (as hereinafter defined) incurred in connection with the Services provided for in Section 3 hereof.  For purposes of this Agreement, the term “Expenses” shall mean the reasonable amounts paid by Advisor or any of its Affiliates in connection with the Services provided for in Section 3 (including without limitation in connection with the services specifically excluded from the definition of Services pursuant to

Section 3.1 hereof), any requested amendment or waiver of any agreement between Advisor and its Affiliates that own an equity interest in Holdings and the sale or disposition by such Affiliate or Advisor of its equity interests in Holdings, including without limitation (i) fees and disbursements of any independent professionals and organizations, including independent auditors and outside legal counsel, investment bankers or other financial advisors or consultants, (ii) costs of any outside services of independent contractors such as financial printers, couriers, business publications or similar services and (iii) transportation, per diem, telephone calls, entertainment and all other reasonable expenses actually incurred by Advisor or any of its Affiliates in rendering the Services provided for herein.  All reimbursements for Expenses shall be made promptly upon or as soon as practicable after presentation by Advisor to Parent of the statement in connection therewith.  Nothing in this Section 4 shall limit any obligations of Holdings to reimburse any costs and expenses to Advisor or its Affiliates as provided in the Holdings LLC Agreement.

5.                                       Indemnification.

(a)                      Parent shall indemnify and hold harmless, to the fullest extent permitted by law, Advisor and its managers, officers, directors, employees, members, partners, stockholders, agents, representatives, Affiliates and controlling persons (if any) (each being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint or several (the “Liabilities”), to which such Indemnified Party may become subject under any applicable federal or state law, any claim made by any third party or otherwise, relating to or arising out of the Services contemplated by this Agreement or the engagement of Advisor pursuant to, and the performance by Advisor or such Indemnified Party of the Services, and Parent will reimburse any Indemnified Party for all costs and expenses (including without limitation reasonable attorneys’ fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto.  Parent will not be liable under the foregoing reimbursement and indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the gross negligence, willful misconduct or bad faith of the Indemnified Party.  The reimbursement and indemnity obligations of Parent under this Section 5 shall be in addition to any liability which Parent may otherwise have, shall extend upon the same terms and conditions to any Affiliate of Advisor and the managers, stockholders, officers, directors, employees, members, partners, agents, representatives, Affiliates and controlling persons (if any), as the case may be, of Advisor and any such Affiliate.  The provisions of this Section 5 are intended to be for the benefit of, shall be binding upon and shall be enforceable by each Indemnified Party and its or their successors, assigns, heirs and personal representatives of Parent, Advisor, any such Affiliate and any such person.

(b)                     If such indemnification is for any reason not available or insufficient to hold an Indemnified Party harmless, Parent agrees to contribute to the Liabilities involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by Parent and its subsidiaries (as applicable), on the one hand, and by Advisor, on the other hand, with respect to the Services or, if such allocation is determined by a court or arbitral tribunal to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of Parent, on the one hand, and of Advisor, on the other hand; provided, however, that to the extent permitted by applicable law, the Indemnified Parties shall not be responsible for amounts which in the aggregate are in excess of the amount of all fees actually received by Advisor from Parent with respect to the Services.  Relative benefits to Parent and its subsidiaries (as applicable), on the one hand, and to Advisor, on the other hand, with respect to the Services shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by Parent and its subsidiaries (as applicable) in connection with the Services or any transactions to which the Services relate bears to (ii) all fees actually received by Advisor in connection with the Services.  Relative fault shall be determined, in the case of Liabilities arising out of or based on any untrue statement or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact, by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by, or on behalf of,  Parent to Advisor and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(c)                      Upon receipt by an Indemnified Party of actual notice of any pending or threatened action, claim, suit, investigation or proceeding (each, an “Action”) against such Indemnified Party with respect to which indemnity may be sought under this Agreement, such Indemnified Party shall promptly notify Parent in writing; provided that failure to so notify Parent shall not relieve Parent from any liability which Parent may have on account of the indemnity provisions under this Agreement or otherwise, except to the extent Parent shall have been materially prejudiced by such failure.  Parent shall have the right to assume the defense of any such Action including the employment of counsel reasonably satisfactory to such Indemnified Party.  Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless:  (i) Parent has failed to assume the defense and employ counsel promptly or (ii) the named parties to any such Action (including any impleaded parties) include such Indemnified Party and Parent, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to Parent; provided that Parent shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any Action in the same jurisdiction, in addition to any local counsel.  Parent shall not, without the applicable Advisor’s prior written consent, settle, compromise, or consent to the entry of any judgment in or otherwise seek to terminate any Action in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is a party therein) unless Parent has given Advisor reasonable prior written notice thereof and such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Party from any liabilities arising out of such Action.  Parent will not permit any such settlement, compromise, consent or termination to include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party, without such Indemnified Party’s prior written consent.  No Indemnified Party seeking indemnification, reimbursement or contribution under this Agreement will, without Parent’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Action referred to herein.

(d)                     Parent’s obligations hereunder shall be in addition to any rights that any Indemnified Party may have under the Holdings LLC Agreement, the Registration Rights Agreement, dated the date hereof, among Holdings, CPI International Holding Corp. and the other parties thereto, at common law or otherwise, provided that Parent shall not be required to pay any amount under this Section 5 already paid to the indemnified party pursuant to the indemnification, exculpation and/or reimbursement provisions in the Holdings LLC Agreement.

(e)                      The provisions of this Section 5 and any modification thereof shall apply to the Services provided to Parent by Advisor (including related activities prior to the date hereof) and shall remain in full force and effect regardless of the completion or termination of this Agreement.  If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6.                                       Distributions.  Parent shall cause its subsidiaries to distribute funds to Parent to the extent necessary for Parent to satisfy their obligations under this Agreement.

7.                                       Independent Contractors.  Nothing herein shall be construed to create a joint venture or partnership between Advisor, on the one hand, and Parent, Holdings and/or any of their respective subsidiaries, on the other hand, or an employee/employer relationship.  In connection with the Services, Advisor is acting as an independent contractor and not in any other capacity pursuant to this Agreement, with duties owing solely to Parent.  Neither Advisor nor Parent shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other or to bind the other to any contract, agreement or undertaking with any third party.

8.                                       Notices.  Any notice or other communications required or permitted to be given hereunder shall be in writing and delivered by hand or mailed by registered or certified mail, return receipt requested, or by telecopier to the party to whom it is to be given at its address set forth herein, or to such other address as the party shall have specified by notice similarly given and the mailing date shall be deemed the date from which all time periods pertaining to a date of notice shall run.

(i)                                        If to Parent, to it at:

c/o Veritas Capital Fund Management, L.L.C.
590 Madison Avenue, 41st Floor
New York, New York 10022
Attention: Robert B. McKeon
Facsimile No.: (212) 688-9411
E-mail: rmckeon@veritascapital.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attention:	Eileen Nugent, Esq.
Kenneth Wolff, Esq.
Facsimile No.: (212) 735-2000
E-mail:	eileen.nugent@skadden.com
kenneth.wolff@skadden.com

(ii)                                     if to Advisor, to it at:

Veritas Capital Fund Management, L.L.C.
590 Madison Avenue, 41st Floor
New York, New York 10022
Attention: Robert B. McKeon
Facsimile No.: (212) 688-9411
E-mail: rmckeon@veritascapital.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attention:	Eileen Nugent, Esq.
Kenneth Wolff, Esq.
Facsimile No.: (212) 735-2000
E-mail:	eileen.nugent@skadden.com
kenneth.wolff@skadden.com

9.                                       Assignment.  This Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns.  However, neither this Agreement nor any of the rights of the parties hereunder may be transferred or assigned by any party hereto, except that (i)  if Parent shall merge or consolidate with or into, or sell or otherwise transfer substantially all its assets to, another entity which assumes the obligations of Parent under this Agreement and which holds directly or indirectly all or substantially all the consolidated assets of Parent and its subsidiaries, Parent may assign its rights hereunder to that entity and (ii) Advisor may assign its rights and obligations hereunder to any Affiliate of Advisor.  Any attempted transfer or assignment in violation of this Section 9 shall be void.

10.                                 Permissible Activities.  Nothing herein shall in any way preclude Advisor, any of its Affiliates or any of their respective officers, directors, employees, members, partners, managers or stockholders from engaging in or investing in any business activities or from performing services for its or their own account or for the account of others, including companies which may be or are in competition with the business conducted by Parent or its direct or indirect subsidiaries.

11.                                 Confidentiality.  Any advice or opinions provided by Advisor may not be disclosed or referred to publicly or to any third party (other than legal, tax, financial or other advisors of Parent, Holdings and each of their respective subsidiaries), except in accordance with Advisor’s prior written consent.

12.                                 Amendment and Waiver.  No amendment or waiver of any provision of this Agreement, or consent to any departure by either party from any such provision, shall in any event be effective unless the same shall be in writing and signed by the parties to this Agreement.  The waiver of any party of any breach of this Agreement shall not operate or be construed to be a waiver of any subsequent breach.

13.                                 Entire Agreement.  This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

14.                                 Section Headings.  The section headings contained herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

15.                                 Applicable Law.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.  Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any federal court sitting in the Southern District of New York over any suit, action or proceeding arising out of or relating to this Agreement.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  Each of the parties hereto hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by certified mail, return receipt requested or by overnight courier service, to the address of such party set forth in Section 8 or in the records of Parent.  Each party hereto waives any right it may have to trial by jury in any action brought hereunder or arising out of the transactions contemplated hereby.

16.                                 Severability.  Any section, clause, sentence, provision, subparagraph or paragraph of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but the effect thereof shall be such section, clause, sentence, provision, subparagraph or paragraph so held to be invalid, illegal or ineffective.

17.                                 Counterparts.  This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

CPI INTERNATIONAL, INC.

By:	/s/ Robert A. Fickett
	Name:	Robert A. Fickett
	Title:	President

VERITAS CAPITAL FUND MANAGEMENT, L.L.C.

By:	/s/ Robert B. McKeon
	Name:	Robert B. McKeon
	Title:	President

[Signature Page to the Advisory Agreement]